Exhibit 10.14

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 8th day of November 2021, by and between Madison Technologies, Inc., a Nevada corporation (the “Company”), and such persons listed on Schedule I who have executed a signature page to this Agreement (each, an “Investor”).

WHEREAS, each Investor has previously acquired various securities from the Company in the form of common stock of the Company, par value $0.001 per share (the “Common Stock”), in such amounts as set forth on Schedule I (the “Exchanged Securities”).

WHEREAS, the Company has authorized a new series of Convertible Preferred Stock of the Company designated as Series H Convertible Preferred Stock, $0.001 par value (the “Series H”), the terms of which are set forth in the Certificate of Designations for such Series H Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and each Investor desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series H in exchange for each of the Exchanged Securities as set forth on Schedule I (collectively, the “New Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Exchange. The closing of the Exchange (the “Closing”) will occur on or before November 5, 2021 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Exchanged Securities for the New Securities. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1.             Delivery of New Securities. On the Closing Date, the Company shall issue the New Securities to each Investor (or its designees); provided that such Investor has complied with its obligations in this Section 1. The New Securities shall be issued as book-entry securities directly registered in each Investor’s name on the Company’s books and records, or, if requested by such Investor, such Investor’s New Securities may be issued in certificated form. On the Closing Date, each Investor shall be deemed for all corporate purposes to have become the holder of record of the New Securities and shall have the right to convert the Series H, irrespective of the date the Company delivers the certificate (if any) evidencing the Series H to such Investor.

1.2.             No Rights Following Exchange. Upon receipt of the New Securities in accordance with Section 1.1, each Investor’s rights under the Exchanged Securities shall be extinguished (including, without limitation, the rights to receive, as applicable, any principal, premium, make-whole amount, accrued and unpaid interest, dividends or other payment thereon or any other shares of Common Stock with respect thereto (whether upon in connection with a fundamental transaction, event of default or otherwise)). In consideration for the issuance of the New Securities, each Investor hereby irrevocably waives any obligations of the Company under the Exchanged Securities or any purchase agreement, security agreement, pledge agreement, warrant, guarantee or any other document executed in connection with the issuance of the Exchanged Securities (but solely in respect of the Exchanged Securities (and not any other securities or indebtedness covered thereby). Notwithstanding the foregoing, the Registration Rights Agreement, dated as of February 17, 2021, by and among the Company and the purchasers from time to time party thereto, as amended or otherwise modified from time to time, shall apply to the Series H as if the Series H were the Commitment Shares, and to the Common Stock of the Company received by the Investors upon conversion of the Series H, as if such Common Stock were the Commitment Conversion Shares.

1.3.             Further Assurances. The Company and each Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange and the Company and/or any Investor (or their respective designees) are authorized to file any documents which it deems necessary or required to effectuate the transactions contemplated by this Agreement, including any document to be filed with the Nevada Secretary of State.

1.4.             Representations and Warranties True at Closing. It shall be a condition to the obligation of each Investor on the one hand and Company on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.5.            Deliveries. At or before the Closing, each Investor shall (i) be deemed to have delivered or caused to be delivered to the Company, the Exchanged Securities held by such Investor free and clear of all liens, encumbrances, security interests, options or other purchase rights, equities, charges, claims, pledges, defects of title or other restrictions of any kind (other than federal and state securities laws) (ii) deliver the executed Agreement and other items (if any) required to effectuate the Exchange.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

2.1.             Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2.             Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance (and reservation for issuance) of the Series H have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Nevada and, as of the date hereof and the Closing Date, remains in full force and effect.

2.3.             Valid Issuance of the Series H. The Series H shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. The Company shall reserve from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon conversion of each Investor’s Series H.

2.4.             Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (each, a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.5.             Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.            Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

3.1.             Authorization. Such Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2.             Exchange Only. Such Investor is a current holder of Exchanged Securities and has not provided any consideration to the Company for the Series H received in the Exchange other than the Exchanged Securities. Such Investor understands that the New Securities issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) pursuant to Rule 144, or (c) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

3.3.             No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series H or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

3.4.             Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5.             Ownership of Exchanged Securities. Such Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchanged Securities free and clear of all rights and liens (other than pledges or security interests (a) arising by operation of applicable securities laws and (b) that such Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). Such Investor has full power and authority to transfer and dispose of the Exchanged Securities to the Company free and clear of any right or lien.

4.            Miscellaneous

4.1.             Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2.             Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.3.             Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

4.4.             Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor.

4.5.             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.6.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.7.             Survival. Sections 2 and 3 of this Agreement shall survive the Closing and delivery of the New Securities.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

MADISON TECHNOLOGIES, INC.

By:	/s/ Philip Falcone
Name:	Philip Falcone
Title:	Chief Executive Officer

Address for Notices:
450 Park Avenue, 30th Floor New York, NY 10022

INVESTORS:

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:

Signature Page to Exchange Agreement

Schedule I

Investors	Exchanged Securities	New Securities
ARENA SPECIAL OPPORTUNITIES FUND, LP	13,046,000 shares of common stock of the Company, par value $0.001 per share	13,046 shares of Series H Preferred Stock
ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP	26,849,000 shares of common stock of the Company, par value $0.001 per share	26,849 shares of Series H Preferred Stock

EXHIBIT A

Certificate of Designations

[See attached]